Exhibit 99.2

Elicio Corporate Twitter Post, April 27, 2023, 5:17 AM

We're pleased to announce that the first patient has been dosed with the 7P formulation of our investigational therapeutic #cancervaccine, which targets seven of the most common #KRAS/NRAS mutations. Learn more about our technology and the trial here: https://bit.ly/3n7k6Nk